                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of January 1, 2002, is entered into between ARMOR HOLDINGS, INC., a Delaware corporation (the "Company") and JONATHAN M. SPILLER (the "Employee").

                              W I T N E S S E T H :

     WHEREAS, the Company desires to employ the Employee and to be assured of his services on the terms and conditions hereinafter set forth; and

     WHEREAS, the Employee is willing to accept such employment on such terms and conditions.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and the Employee hereby agree as follows:

     1. EMPLOYMENT. The Company hereby employs the Employee as the President and Chief Executive Officer of the Company, and the Employee accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

     2. TERM. The term of this Agreement shall commence on the date hereof and terminate on December 31, 2004 (the "Term"), subject to earlier termination pursuant to the provisions of Section 10 hereof.

     3. DUTIES. During the Term of this Agreement, the Employee shall serve as the President and Chief Executive Officer of the Company and shall perform all duties commensurate with his position and as may be assigned to him by the Board of Directors of the Company and subject to the control of the Board of Directors of the Company. The Employee shall devote his full business time and energies to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote the interests of the Company and to diligently and competently perform the duties of his position.

     4. COMPENSATION AND BENEFITS. (a) During the term of this Agreement, the Company shall pay to the Employee, and the Employee shall accept from the Company, as compensation for the performance of services under this Agreement and the Employee's observance and performance of all of the provisions hereof, a salary of $525,000 per year (the "Base Compensation"). The Employee's salary shall be payable in accordance with the normal payroll practices of the Company and shall be subject to withholding for applicable taxes and other amounts. In addition to the Base Compensation, the Employee may, in the sole and absolute discretion of the Compensation Committee of the Board of Directors of the Company, be entitled to incentive compensation which may, among other things, be based upon the Company's performance and the Employee's performance, all as determined in the sole and absolute discretion of the Compensation Committee of the Board of Directors of the Company.

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Upon the occurrence of a "change in control" (as hereinafter defined), the
Employee shall have the right to terminate this Agreement. Upon the termination of this Agreement by the Employee due to the occurrence of a "change in control", or upon the termination of this Agreement by the Company pursuant to
Section 10(d) hereof, the Employee shall be entitled to receive, in one lump sum, within 5 business days of the occurrence of such "change in control" or termination by the Company pursuant to Section 10(d), as the case may be, the greater of (i) his Base Compensation to the end of the Term, or (ii) twice the Employee's annual Base Compensation (any such payment is referred to as the "Termination Payment"), and such Termination Payment shall be subject to withholding for applicable taxes and other amounts. Notwithstanding anything to the contrary contained herein, in the event that the Employee has breached his obligations under Sections 7 or 8 hereof, then the Employee shall immediately repay to the Company the full amount of the gross Termination Payment before taking into account any withholdings for applicable taxes and other amounts.

         (b) During the term of this Agreement, the Employee shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof, the Company's medical insurance and other fringe benefit plans or policies as the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time. The Company retains the right to terminate or alter any such plans or policies from time to time. The Employee shall also be entitled to four weeks paid vacation each year, sick leave and other similar benefits in accordance with policies of the Company from time to time in effect for personnel with commensurate duties.

         (c) The Employee shall also be entitled to participate, at the sole and absolute discretion of the Compensation Committee of the Board of Directors of the Company, in the Company's incentive stock option plan. Such participation shall be based upon, among other things, the Employee's performance and the Company's performance. In addition, the Employee may be entitled, during the term of this Agreement, to receive such additional options, at such exercise prices and other terms, and/or to participate in such other bonus plans, whether during the term of this Agreement or upon termination pursuant to Section 10 hereof, as the Compensation Committee of the Board of Directors of the Company may, in its sole and absolute discretion, determine. In addition to the foregoing, the Employee shall be entitled to receive (i) options to purchase up to 300,000 shares of the Company's Common Stock, of which 100,000 shares shall vest on each of December 31, 2002, December 31, 2003 and December 31, 2004, (ii) options to purchase up to 125,000 shares of the Company's Common Stock, all of which shall vest on December 31, 2004, and (iii) a stock grant of 100,000 shares of the Company's Common Stock, all of which shall vest 15 years from the date hereof, subject to acceleration under certain circumstances, all such awards to be upon the terms and conditions as more fully set forth in a separate agreement between the Company and the Employee. Options for the purchase of up to 128,000 shares of common stock described in clause (i) above will have an exercise price of $23.93 per share, and the balance of the options and stock grants described in clauses (i), (ii) and (iii) above will be priced based upon the closing price of the shares of the Company's common stock on the date the same are issued after the Company's stockholders have approved adoption of the 2002 Stock Incentive Plan of the Company. Upon termination of this Agreement pursuant to
Section 10(a) or Section 10(b) hereof, the options and stock grants described in clauses (i), (ii) and (iii) of this Section 4(c) that have not vested as of such termination shall no longer be exercisable and shall terminate and be null and void, and any of such options or stock grants that have vested as of such termination date shall remain vested in accordance with their terms and this Agreement. With respect to any stock grants that terminate in accordance with the preceding sentence, to the extent that stock certificates have been delivered to Employee representing any such terminated stock grants, the Employee shall promptly deliver such certificates to the Company for cancellation; provided, that Employee's failure to so deliver shall in no way contravene the fact that such shares are null and void, and the Company shall give appropriate instructions to its stock transfer agent and registrar in respect of the foregoing.

         (d) The Company shall reimburse the Employee for certain other expenses as set forth on Schedule 4(d) attached hereto.

     5. REIMBURSEMENT OF BUSINESS EXPENSES. During the term of this Agreement, upon submission of proper invoices, receipts or other supporting documentation satisfactory to the Company and in specific accordance with such guidelines as may be established from time to time by the Company's Board of Directors, the Employee shall be reimbursed by the Company for all reasonable business expenses actually and necessarily incurred by the Employee on behalf of the Company in connection with the performance of services under this Agreement.

     6. REPRESENTATION OF EMPLOYEE; RESTRICTIONS ON SALE. (a) The Employee represents and warrants that he is not party to, or bound by, any agreement or commitment, or subject to any restriction, including but not limited to agreements related to previous employment containing confidentiality or noncompete covenants, which in the future may have a possibility of adversely affecting the business of the Company or the performance by the Employee of his duties under this Agreement.

         (b) The Employee further covenants and agrees that except as herein provided, he will not sell, transfer, assign, pledge or otherwise dispose of any shares of capital stock or securities convertible into capital stock of the Company granted pursuant to this Agreement until December 31, 2004 and such restrictions on dispositions shall apply upon a termination of this Agreement for cause as described in Section 10(c) hereof; provided, however, that the restrictions with respect to such dispositions as set forth in this sentence shall not apply to the Employee in the event of a "change in control" of the Company or in the event of a termination of this Agreement pursuant to Sections 10(a), 10(b) or 10(d) hereof. With respect to any shares of capital stock or securities convertible into capital stock of the Company that are owned by Employee other than those granted to Employee pursuant to this Agreement, the Employee shall give to the Company's Chairman of the Board five business days advance written notice of any intent to sell such securities. In addition, upon a termination of this Agreement for cause as set forth in Section 10(c) hereof, all such shares of capital stock or securities convertible into capital stock of the Company granted pursuant to this Agreement shall be subject to the restrictions on disposition set forth in the first sentence of this Section 6(b) for a period of 90 days from and after any such termination and thereafter the Employee will not be subject to the restrictions with respect to the disposition of such shares as set forth in this Section 6(b); provided that such restriction upon such termination for cause shall only be applicable to the Employee if the period for the exercise of any option owned by him is extended from the current period of 90 days following such termination to a period of 120 days following such termination. Such restrictions on disposition may also be waived from time to time in the sole and absolute discretion of the Company's Board of Directors. Notwithstanding the foregoing, Employee shall, to the extent permitted under applicable law, rule or regulation, be permitted to transfer shares of capital stock or securities convertible into capital stock of the Company to his immediate family members or trusts for the benefit of his immediate family members for estate planning purposes; provided that any such transferees shall be subject to the restrictions applicable to Employee set forth herein. In the event that Warren B. Kanders is not Chairman of the Company's Board of Directors and the Employee determines to terminate this Agreement as a result thereof, then the restrictions contained in this Section 6(b) shall be applicable to Employee for a period of six months from the date of termination of this Agreement by Employee, and during such period, Employee will use its best efforts to assist in an orderly transition of management of the Company. The Company further agrees that Employee shall be entitled to receive any shares of Common Stock or options that vest during such six-month period.

         (c) For purposes hereof, a "change in control" of the Company shall be deemed to have occurred in the event that: (i) individuals who, as of the date hereof, constitute the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Board of Directors shall be considered as though such individual was a member of the Board of Directors of the Company as of the date hereof, or (ii) the Company shall have been sold by either (A) a sale of all or substantially all its assets, or (B) a merger or consolidation, other than any merger or consolidation pursuant to which the Company acquires another entity, or (C) a tender offer, whether solicited or unsolicited.

         (d) In addition, in the event that this Agreement is terminated by the Company without cause pursuant to Section 10(d) hereof prior to the expiration of the Term or upon the occurrence of a change in control, all options for the purchase of Common Stock of the Company and all stock grants granted to the Employee pursuant to the terms of this Agreement shall vest and become immediately exercisable and saleable, and the restrictions set forth in Section 6(b) hereof shall not be applicable, on the date of such termination or the effective date of such change in control, as the case may be. In the event that this Agreement is terminated by the Company with cause pursuant to Section 10(c) hereof prior to the expiration of the Term, all unvested options granted to the Employee pursuant to the terms of this Agreement shall terminate, and all unvested stock granted to the Employee pursuant to Section 4(c)(iii) hereof shall terminate and be null and void, and to the extent that stock certificates have been delivered to Employee representing any such terminated stock grants, the Employee shall promptly deliver such certificates to the Company for cancellation; provided, however, that Employee's failure to so deliver shall in no way contravene the fact that such shares are null and void, and the Company shall give appropriate instructions to its stock transfer agent and registrar in respect of the foregoing. In the event that this Agreement is terminated by the Employee, other than due to a change in control or as described in the penultimate sentence of Section 6(b), (i) all vested options for the purchase of Common Stock of the Company and all vested stock grants granted to the Employee pursuant to the terms of this Agreement shall remain subject to the lock-up restrictions contained in Section 6(b) of this Agreement, and the unvested portion of such options and stock grants shall terminate and be null and void, and to the extent that stock certificates have been delivered to Employee representing any such terminated stock grants, the Employee shall promptly deliver such certificates to the Company for cancellation; provided, that Employee's failure to so deliver shall in no way contravene the fact that such shares are null and void, and the Company shall give appropriate instructions to its stock transfer agent and registrar in respect of the foregoing, and (ii) all of the Employee's other shares of Common Stock of the

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Company or vested options for the purchase of Common Stock other than the options described in clause (i) of this sentence shall not be subject to the lock-up restrictions of Section 6(b) of this Agreement.

         7. CONFIDENTIALITY. For purposes of this Section 7, all references to the Company shall be deemed to include all of the Company's affiliates and subsidiaries.

         (A) CONFIDENTIAL INFORMATION. The Employee acknowledges that as a result of his employment with the Company, the Employee has and will continue to have knowledge of, and access to, proprietary and confidential information of the Company, including, without limitation, inventions, trade secrets, technical information, know-how, plans, specifications, methods of operations, financial and marketing information, information with respect to business and product development, including, without limitation, acquisitions and new lines of business, and the identity of customers and suppliers (collectively, the "Confidential Information"), and that such information, even though it may be contributed, developed or acquired by the Employee, constitutes valuable, special and unique assets of the Company developed at great expense which are the exclusive property of the Company. Accordingly, the Employee shall not, at any time, either during or subsequent to the term of this Agreement, use (whether for personal gain or otherwise), reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of the Company, except to responsible officers and employees of the Company and other responsible persons who are in a contractual or fiduciary relationship with the Company and who have a need for such information for purposes in the best interests of the Company, and except for such information which is or becomes of general public knowledge from authorized sources other than the Employee. The Employee acknowledges that the Company would not enter into this Agreement without the assurance that all such Confidential Information will be used for the exclusive benefit of the Company.

         (B) RETURN OF CONFIDENTIAL INFORMATION. Upon the termination of Employee's employment with the Company, the Employee shall promptly deliver to the Company all drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials relating to the Company's business, including without limitation any materials incorporating Confidential Information, which are in the Employee's possession or control.

         (C) INVENTIONS, ETC. The Employee will promptly disclose to the Company all designs, rocesses, inventions, improvements, discoveries and other information related to the business of the Company (collectively "developments") conceived, developed or acquired by him alone or with others during the term of this Employment Agreement, whether or not conceived during regular working hours, through the use of Company time, material or facilities or otherwise. All such developments shall be the sole and exclusive property of the Company, and upon request the Employee shall deliver to the Company all drawings, models and other data and records relating to such developments. In the event any such developments shall be deemed by the Company to be patentable or copyrightable, the Employee shall, at the expense of the Company, assist the Company in obtaining any patents or copyrights thereon and execute all documents and do all other things necessary or proper to obtain letters patent and copyrights and to vest the Company with full title thereto.

     8. NON-COMPETITION. For purposes of this Section 8, all references to the Company shall be deemed to include all of the Company's affiliates and subsidiaries. The

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Employee will not utilize his special knowledge of the business of the Company and his relationships with customers, suppliers of the Company and others to compete with the Company. During the Term of this Agreement and for a period of three (3) years after the expiration of this Agreement without renewal or two
(2) years after the termination of this Agreement, the Employee shall not engage, directly or indirectly, or have an interest, directly or indirectly, anywhere in the United States of America or any other geographic area where the Company does business or in which its products or services are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner or stockholder (except with respect to his employment by the Company), or through the investment of capital, lending of money or property, rendering of services or otherwise, in any business competitive with or substantially similar to that engaged in by the Company during the Term of this Agreement, or any line of business or acquisition that the Company either (i) contemplates entering into, whether or not actually entered into, or (ii) has obtained due diligence or other information on during Employee's employment with the Company (it being understood hereby, that the ownership by the Employee of five percent (5%) or less of the stock of any company listed on a national securities exchange shall not be deemed a violation of this Section 8). During the same period, the Employee shall not, and shall not permit any of his employees, agents or others under his control to, directly or indirectly, on behalf of himself or any other person, (i) call upon, accept business from, or solicit the business of any person who is, or who had been at any time during the preceding two (2) years, a customer of the Company or any successor to the business of the Company, or otherwise divert or attempt to divert any business from the Company or any such successor, or (ii) directly or indirectly recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, the Company or any successor to the business of the Company to terminate his or her employment or other relationship with the Company or such successor, or hire any person who has left the employ of the Company or any such successor during the preceding two (2) years. The Employee shall not at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used at any time by the Company in connection with any product or service, whether or not such use would be in a business competitive with that of the Company. Any breach or violation by the Employee of the provisions of this Section 8 shall toll the running of any time periods set forth in this Section 8 for the duration of any such breach or violation.

     9. REMEDIES. The restrictions set forth in Sections 7 and 8 are considered by the parties to be fair and reasonable. The Employee acknowledges that the restrictions contained in Section 7 and 8 will not prevent him from earning a livelihood. The Employee further acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of Sections 7 or 8. Accordingly, the Employee agrees that, in addition to any other remedies available to the Company, the Company (i) shall be entitled to specific performance, injunction, and other equitable relief to secure the enforcement of such provisions, (ii) shall not be required to post bond in connection with seeking any such equitable remedies, and (iii) shall be entitled to receive reimbursement from the Employee for all attorneys' fees and expenses incurred by the Company in enforcing such provisions. If any provisions of Sections 7, 8, or 9 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of Sections 7, 8, or 9 other than those described in the preceding sentence are adjudicated to be invalid or

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unenforceable, the invalid or unenforceable provisions shall be deemed amended
(with respect only to the jurisdiction in which adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

     10. TERMINATION. This Agreement may be terminated prior to the expiration of the Term set forth in Section 2 upon the occurrence of any of the events set forth in, and subject to the terms of, this Section 10.

         (A) DEATH. This Agreement will terminate immediately and automatically upon the death of the Employee.

         (B) DISABILITY. This Agreement may be terminated at the Company's option, immediately upon notice to the Employee, if the Employee shall suffer a permanent disability. For the purposes of this Agreement, the term "permanent disability" shall mean the Employee's inability to perform his duties under this Agreement for a period of ninety (90) consecutive days or for an aggregate of one hundred twenty (120) days, whether or not consecutive, in any twelve (12) month period, due to illness, accident or any other physical or mental incapacity, as reasonably determined by the Board of Directors of the Company. In the event that a dispute arises with respect to the disability of the Employee, the parties shall each select a physician licensed to practice in the State of Florida to make such a determination. If the two (2) physicians selected cannot agree on a determination, they will mutually select a third physician and the decision of the majority of the three (3) physicians will be binding.

         (C) CAUSE. This Agreement may be terminated at the Company's option, immediately upon notice to the Employee, upon: (i) breach by the Employee of any material provision of this Agreement and the expiration of a 10-day cure period for such breach after written notice thereof has been given to the Employee (which cure period shall not be applicable to clauses (ii) through (v) of this Section 10(c)); (ii) gross negligence or willful misconduct of the Employee in connection with the performance of his duties under this Agreement; (iii) Employee's failure to perform any reasonable directive of the Board of Directors of the Company; (iv) fraud, criminal conduct, dishonesty or embezzlement by the Employee; or (v) Employee's misappropriation for personal use of any assets (having in excess of nominal value) or business opportunities of the Company.

         (D) WITHOUT CAUSE. This Agreement may be terminated at any time by the Company without cause immediately upon giving written notice to the Employee of such termination. In such event, the Employee shall be entitled to receive his Base Compensation in accordance with the provisions of Section 4(a) hereof.

     11. TAX EFFECT. If the compensation payable under this Agreement, either alone or together with other payments to the Employee from the Company or one of its subsidiaries would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), such severance compensation may be reduced to the largest amount as will result in no portion of the severance compensation payments hereunder being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code. The determination of whether any reduction shall be made in the severance compensation payments hereunder pursuant to the foregoing provision shall be made jointly by the Employee and the

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Company. The Employee shall be liable for the payment of income and excise taxes, if any, applicable to him on such severance compensation.

     12. MISCELLANEOUS.

         (A) SURVIVAL. The provisions of Sections 7, 8, and 9 shall survive the termination of this Agreement.

         (B) ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof.

         (C) MODIFICATION. This Agreement may not be modified or terminated orally, and no modification or waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

         (D) WAIVER. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

         (E) SUCCESSORS AND ASSIGNS. Neither party shall have the right to assign this Agreement, or any rights or obligations hereunder, without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, or upon the merger or consolidation of the Company with another company, this Agreement shall inure to the benefit of, and be binding upon, both Employee and the company purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the Company; and provided, further, that the Company shall have the right to assign this Agreement to any affiliate or subsidiary of the Company. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and permitted assigns.

         (F) COMMUNICATIONS. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered or when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth below, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.

         TO THE COMPANY:  Armor Holdings, Inc.
                          1400 Marsh Landing Parkway
                          Jacksonville, Florida 32250
                          Attention: Warren B. Kanders

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

         WITH A COPY TO:  Kane Kessler, P.C.
                          1350 Avenue of the Americas
                          New York, New York  10019
                          Attention:  Robert L. Lawrence, Esq.

         TO THE EMPLOYEE: Jonathan M. Spiller
                          137 Bristol Place
                          Ponte Vedra Beach, Florida 32082

         (G) SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

         (H) JURISDICTION; VENUE. This Agreement shall be subject to the exclusive jurisdiction of the courts located in New York County, New York. Any breach of any provisions of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York, and the parties irrevocably and expressly agree to submit to the jurisdiction of the courts located in New York County, New York for the purpose of resolving any disputes among them relating to this Agreement or the transactions contemplated by this Agreement and waive any objections on the grounds of forum non conveniens or otherwise. The parties hereto agree to service of process by certified or registered United States mail, postage prepaid, addressed to the party in question.

         (I) GOVERNING LAW. This Agreement is made and executed and shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof.

         (J) NO THIRD-PARTY BENEFICIARIES. Each of the provisions of this Agreement is for the sole and exclusive benefit of the parties hereto and shall not be deemed for the benefit of any other person or entity.

     IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the date set forth above.


                                         ARMOR HOLDINGS, INC.



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         ---------------------------------------
                                         Jonathan M. Spiller



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                                  SCHEDULE 4(D)
                                  -------------